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                                                                      EXHIBIT 99

Acterna Corporation Stock Symbol to Change to "ACTR"


BURLINGTON, Mass., September 21, 2000. Acterna Corporation, formerly Dynatech Corporation, announced that its stock symbol will change from "DYNA" to "ACTR," effective September 22, 2000. Acterna Corporation shares trade over the counter on the bulletin board.

Contact:   Curran McCann at Broadgate Consultants, Inc. at 212-232-2222.